Exhibit 24.1

CERTIFICATE OF SECRETARY OF
TOYOTA MOTOR CREDIT CORPORATION

I, Ellen L. Farrell, do hereby certify that I am the Secretary of Toyota Motor Credit Corporation, a California corporation (the “Company”), and further certify that:

1.       Mark S. Templin, Mao Saka, Robert Carter, Tetsuo Ogawa and Akihiro Fukutome are the members of the Company’s Executive Committee of the Board of Directors (the “Executive Committee”); and

2.       Exhibit A, attached hereto, is a true excerpt of the resolutions of the Executive Committee, duly adopted by the unanimous written consent of the Executive Committee on January 17, 2021, relating to the limited powers of attorney granted by the members of the Executive Committee to Mark S. Templin, Mao Saka, Scott Cooke, Cindy Wang, Theodore Zarrabi and Ellen L. Farrell, which resolutions have not been amended, modified, annulled, revoked, repealed or rescinded and remain in full force and effect on the date hereof. Capitalized terms used in Exhibit A, attached hereto, that are not otherwise defined shall have the meanings ascribed thereto in the resolutions of the Executive Committee, duly adopted by the unanimous written consent of the Executive Committee on January 17, 2021.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of January, 2021.

By:	/s/ Ellen L. Farrell
Name: Ellen L. Farrell
Title: Secretary

I, Scott Cooke, Group Vice President and Chief Financial Officer of Toyota Motor Credit Corporation, hereby certify that Ellen L. Farrell is the duly elected, qualified and acting Secretary of Toyota Motor Credit Corporation and that the signature appearing above is her genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

By:	/s/ Scott Cooke
Name: Scott Cooke
Title: Group Vice President and Chief Financial Officer

Dated: January 22, 2021

[Signature Page to Secretary’s Certificate Power of Attorney]

Exhibit A

Unanimous Written Consent of the
Executive Committee of the Board of Directors,
duly adopted on January 17, 2021

NOW, THEREFORE, BE IT RESOLVED, that each of the undersigned (i) constitutes and appoints each of Mark S. Templin, Mao Saka, Scott Cooke, Cindy Wang, Theodore Zarrabi and Ellen L. Farrell as his or her true and lawful attorney-in-fact and agent (each, an “Attorney-in-fact”), with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file the new Automatic Shelf Registration Statement, granting to said Attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith; and (ii) hereby ratifies and confirms all that each Attorney-in-fact may lawfully do or cause to be done by virtue hereof.

The undersigned hereby consent to the foregoing resolution and direct that this consent be filed with the minutes of the proceedings of the Executive Committee of the Board of Directors and that said resolution shall have the same force and effect as if it had been adopted at a meeting of the Executive Committee of the Board of Directors at which all of the undersigned were personally present.

Effective as of January 17, 2021:

/s/ Mark S. Templin	/s/ Mao Saka
Mark S. Templin /s/ Robert Carter	Mao Saka /s/ Tetsuo Ogawa
Robert Carter /s/ Akihiro Fukutome	Tetsuo Ogawa
Akihiro Fukutome